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STATE OF GEORGIA    )
                    )               LEASE AGREEMENT
COUNTY OF NEWTON    )

          THIS AGREEMENT, made this 1ST day of APRIL , 1997, by and between ROBERT R. FOWLER, III, of Newton County, Georgia, with a mailing address of 1134 Clark Street, P. O. Box 1098, Covington, Georgia, 30210, (hereinafter called as "Landlord") and MAIN STREET BANK, whose address is 1134 Clark Street, P. O. Box 1098, Covington, Georgia, 30210 (hereinafter called "Tenant");

                              W I T N E S S E T H:

         1. Landlord, for in consideration of the covenants and conditions contained herein, does hereby lease to Tenant and Tenant does hereby take from Landlord upon and subject to the covenants and conditions contained herein, the following described property, to-wit:

         The approximate 22,300 square foot building located at the northeastern corner of the intersection of Emory Street and Usher Street in Covington, Newton County, Georgia, formerly occupied by A&P Grocery as to the eastern portion and a restaurant and previously Bray Drugs as to the western portion, together with the adjoining real estate consisting of a city block owned by Landlord which is bounded on the West by Emory Street, South by Usher Street, East by Lee Street and North by Stallings Street; SUBJECT HOWEVER, to the provisions contained on Exhibit "A" attached hereto and made a part hereof by reference as to the Landlord's reservation of rights in and to a portion of the said property;

(hereinafter called "Premises") for a term beginning on the earlier of the Commencement Date as defined at Section 21 hereinafter or April 1, 1997, and terminating on March 31, 2007, at 11:59, p.m.

         2. Tenant shall pay to Landlord promptly on the 1st day of each month in advance during the term of this Lease the rentals specified herein. All rental checks shall be payable to Landlord and hand delivered or mailed to Landlord's address hereinbefore given. The rental rates will be annual rentals payable one-twelfth (1//12) of the annual amount in monthly payments on the first (1st) day of each month of each lease year. Attached hereto and made a part hereof as Exhibit "B" is a schedule of the annual rentals and the rental rate per square foot based on the estimated gross area of the building on the Premises of 22,300 square feet.

         3. The Premises shall be used only for the Tenant's non-retail banking operations, support services and professional offices. The Premises shall not be used for any illegal purposes nor in violation of any valid regulation of any governmental body nor in any manner to create any nuisance or trespass.


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         4. (A) The Tenant accepts the Premises in their present condition and as suited for the use intended by the Tenant. Except as hereinafter provided, Landlord shall not be required to make any repairs, improvements or alterations to the Premises. The Tenant contemplates making major improvements to the Premises including the renovation of the building located thereon, all as more particularly described in Section 20 of this Lease.

             (B) The Landlord shall maintain the structural integrity of the exterior walls, roof and floors of the building (except the floor coverings and plate glass which are the responsibility of the Tenant) and shall maintain the roof watertight. Tenant shall at once report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair and the failure to so report shall make the Tenant responsible for damages resulting from such defective conditions, but only to the extent that the failure to report the defective condition was negligent. The Landlord may enter the Premises at reasonable hours to make repairs required of Landlord under the terms hereof or to inspect the Premises to see that Tenant is complying with all of the Tenant's obligations hereunder and to exhibit the Premises to prospective purchasers or other tenants. The Tenant shall maintain in a good state of repair the parking lot and drives constituting a portion of the Premises and except for those items required to be maintained by the Landlord in accordance with the earlier provisions of this section, the Tenant shall maintain the Premises and keep in good order and repair the Premises and all mechanical systems thereof including water, sewer, electrical, heating, air conditioning and plumbing. Tenant shall protect from freezing or damage and shall be liable for and hold Landlord harmless in respect to any damage or injury to Tenant, the Premises, the property of the Landlord or anyone else if due to act or neglect of Tenant or anyone in Tenant's control or employ. All repairs, replacements and renewals shall be at least equal in quality of materials and workmanship to the existing as of the "Completion Date" as defined at Section 20 of this Lease. Except for the improvements provided for herein in Paragraph 20, Tenant shall not make any improvements or alterations which require the relocation or movement of any load-bearing wall or structural wall.

                  (C) At the expiration or earlier termination of this Lease, Tenant shall return the Premises to the Landlord in as good a condition as the same are in as of the Completion Date as defined in Section 20 of this Lease, normal wear and tear excepted, and subject to any improvements made by the Tenant with the prior written consent of the Landlord as hereinbefore permitted.

                  (D) The Tenant covenants to keep the Premises free of all liens of any sort arising out of any work performed by it on the Premises. In the event any such liens should be filed against the Premises, the Tenant covenants to cause such liens to be


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

removed by any legal means within thirty (30) days after written notice of such lien is given and the failure of the Tenant to do so shall constitute a default under the Lease.

         5. The Tenant shall pay all bills for water, gas and electricity used on the Premises or used by Tenant in connection therewith, together with any other utility bills or services in connection with the Tenant's use of the Premises. The Tenant shall promptly pay when due all state, county and city ad valorem taxes assessed against the Premises during the term of the Lease includ-ing taxes on all improvements made thereon by the Tenant. The Tenant agrees to make an ad valorem tax return for the Premises beginning for calendar year 1998 so that the tax bill will come directly to the Tenant and upon request from the Landlord, provide Landlord with proof of prompt payment of all ad valorem taxes due thereon by the due date thereof. The Landlord and Tenant agree to prorate the ad valorem taxes applicable to the Premises for calendar year 1997 based on available information.

         6. (A) During the term of this Lease, the Landlord shall not be liable for any damage to property of the Tenant or of others, nor for the loss or damage to any property of the Tenant by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, rain, snow, leaks from any part of the improvements on the Premises, or for any reason arising out of the Tenant's occupancy and use of the Premises.

             (B) During the term hereof, Tenant shall indemnify and save harmless the Landlord from and against all liabilities, penalties, damages, expenses and judgments by reason of any injury or claim of injury to person or property, of any nature and howsoever caused, arising out of the use, occupation and control of the Premises by Tenant at any time during the term hereof, or any extension, including those resulting from any work in connection with any alterations, changes or repairs by Tenant. The Tenant shall be liable for and shall hold Landlord harmless in respect of damage or injury to Landlord, the Premises and property or persons of the Landlord's other tenants or anyone else, if due to act or neglect of the Tenant or anyone in the Tenant's control or employ. Landlord shall promptly notify Tenant of any claim against Landlord on account of any such injury or claimed injury to persons or property and shall promptly deliver the Tenant the original or a true copy of the summons or any other process, pleading or notice issued in any suit or other proceeding to assert or enforce any such claim. Tenant shall defend at its own expense any suit, with attorneys of its own selection, but Landlord shall have the right, if it sees fit, to participate in such defense at its own expense During the term of this Lease including any extensions of the term, the Tenant shall maintain in full force and effect a policy of public liability and property damage insurance on the Premises in which the limits of public liability coverage shall be not less than $1,000,000.00 combined


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single-limit for personal injury and in which the limit of property damage coverage shall be not less than $50,000.00. Such policy shall name the Landlord and any person, firm or corporation designated by the Landlord as insured and shall contain a clause specifying that the insurer will not cancel or change the insurance without first giving Landlord ten (10) days prior written notice. Upon request by Landlord, Tenant shall provide Landlord with proof of such insurance at all times. The stating of the limits of the foregoing insurance shall not be deemed to be a limitation of the Tenant's liability under the provisions of this Section.

             (C) Nothing contained in Sub-items (A) and (B) above shall require the indemnification of the Landlord for loss or damage arising due to the Landlord's misconduct or negligence.

         7. The Tenant shall bear all risk of loss for damage or destruction to the improvements now or hereafter constructed on the Premises and existing thereon during the term of this Lease and (except as hereinafter provided in the event the Tenant elects to terminate this Lease due to total destruction) the Tenant shall promptly repair or replace all damage to or destruction of the Premises. The Tenant shall have the benefit of the proceeds of the Property Insurance (as hereinafter defined) in fulfilling its obligations hereunder. The Landlord shall carry during the term of this Lease all-risk property insurance (the "Property Insurance") covering fire and extended coverage, vandalism and malicious mischief and all other perils of direct physical loss or damage insuring the Premises and the improvements being erected by the Tenant for the full replacement value thereof and also providing standard landlord's liability insurance and loss of rental coverage for the benefit of the Landlord. The Tenant shall pay upon demand the costs of such insurance during the term of this Lease and upon the Tenant's request, the Landlord shall furnish the Tenant with a certificate of Property Insurance. Upon the request of Tenant, Landlord shall increase the amount of insurance carried on the Premises. The Landlord's procuring of insurance shall not reduce the Tenant's responsibility for repair or replacement for all damage or destruction of such improvements. If, during the term of this Lease, the improvements to the Premises are totally destroyed, as determined by any insurance carrier carrying insurance on the Premises or by an architect, engineer, or adjuster of Tenant's choice, if the risk is not insured, or the Premises are destroyed or are so damaged so as to substantially impair Tenant's ability to use the Premises for their intended purpose and cannot reasonably be repaired within 180 days following the casualty, then the Tenant may terminate this Lease by written notice to Landlord within 120 days following the casualty. If the Tenant elects to terminate this Lease, the Tenant shall pay to the Landlord the replacement costs of the improvements less an amount equal to the unamortized costs of Tenant's Additional Improvements. The Tenant shall be entitled to proceeds of the Property Insurance to which the Landlord is not entitled under the previous sentence as reimbursement for its


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Additional Improvements. Tenant's Additional Improvements ("TAI") shall mean all improvements made by the Tenant to or upon the Premises so as to become a part of the building other than the improvements required by paragraph 20 of this Lease. The Tenant shall describe the TAI and certify their cost to the Landlord in writing within 60 days after the installation, as they are installed from time to time during the term of this Lease. The TAI shall be amortized over the initial term of this Lease on a straight line basis calculated on the remaining number of months in the initial Lease term. By way of illustration only, if TAI are installed in the first year of the Lease, they would be amortized over 120 months; but, any TAI installed in the fifth year of this Lease would be amortized over 60 months.

         Upon the total destruction of the improvements, rent shall abate as of the date of the destruction and shall resume once the improvements are replaced, a certificate of occupancy received, if required, and the Tenant has occupied the Premises. The term of this Lease shall be extended for a period equal to the period of rent abatement. If the Premises are partially destroyed, but Tenant can continue to use the Premises, then the Rent shall abate from the date of the casualty or destruction in proportion to the number of square feet in the Premises rendered unusable because of the destruction or damage. Such abatement shall continue until the Premises are restored to their condition as of the Completion Date and provided further, that the term of the Lease then in effect shall be extended for a period equal to the period of rent abatement. Tenant shall pay all taxes on the Premises during the period of replacement or restoration. Any rent abatement provided for herein is contingent upon the Landlord's receiving proceeds of "loss rents" coverage from the Property Insurance on the Premises in an amount equal to the abated rent and therefore there shall be no rent abated in excess of the proceeds received by Landlord.

         8. If a part or the whole of the Premises be taken for any public or quasi-public use, under any statute or by right of eminent domain, or private purchase in lieu thereof, such as to render the Premises unsuitable for the business of Tenant, then Landlord shall be entitled to receive the proceeds of the condemnation or purchase insofar as the same relates to Landlord's interest in the Premises, and this Lease shall terminate and Tenant shall be liable for rent only up to the time of the taking. In the event of a partial taking which is not extensive enough to render the Premises unsuitable for the intended uses of Tenant, Landlord shall be entitled to receive the proceeds of the condemnation or purchase insofar as the same relates to Landlord's interest in the Premises, and Landlord shall make such repairs as may be reasonably necessary to restore the Premises to a condition comparable to its condition at the time of said condemnation, and the Lease shall continue in full force and effect, but all rental shall abate during the restoration period, and thereafter, the rent on the Premises shall abate in direct proportion to the percentage of the Premises taken. The parties agree that if a portion of the building which is shown as the hashed area on


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Exhibit "C-2, page 3" is taken by eminent domain that it shall constitute a partial taking of the Premises, but that if the exercise of the power of eminent domain takes any part of the building in excess of the hashed area shown on Exhibit "C-2, page 3", then such taking shall constitute a complete taking of the Premises.

         Nothing contained herein shall be deemed or construed to prevent Landlord or Tenant from enforcing and prosecuting in any condemnation proceedings a claim for the value of Landlord's or Tenant's respective interests.

         9. If Tenant defaults in the Payment of rent when due, as provided for herein, or in the performance of any of its other obligations under this Lease, and fails to cure any such default within ten (10) days after notice from Landlord of such default by certified mail to Tenant, or if Tenant shall file a petition in bankruptcy or be declared insolvent according to law, or shall make an assignment for the benefit of its creditors, then and in such case, Landlord lawfully may immediately, or at any time thereafter, and without notice or demand, enter into and upon the Premises, or any part thereof, and repossess the same and expel Tenant and those claiming under Tenant and remove their effects, forcibly if necessary, without being deemed to be guilty of any manner of trespass, and thereupon, this Lease shall absolutely terminate, but without prejudice to remedies which might otherwise be used by Landlord for arrears of rent or any breach of covenants herein contained.

         10. The Tenant shall have the option to renew this Lease for two (2) successive five (5) year extension periods upon written notice to the Landlord of Tenant's election to exercise its option to renew given at least sixty (60) days preceding the expiration date of the then current term hereof. The Tenant shall have the right to terminate this Lease after the first five (5) years of the term upon ninety (90) days prior notice to the Landlord and the payment of a termination payment equal to six (6) months rental at the then current rental rate if the termination is in the sixth (6th) lease year. The termination payments decrease by the amount of one month's rent for each succeeding lease year with the termination payment being only one month's rental during the 10th lease year. Further, during the option years, the Tenant may terminate the Lease effective after six (6) months notice to the Landlord of the Tenant's desire to terminate the Lease and the effective date thereof (without paying a termination payment).

         11. If Tenant remains in possession after the expiration of the term hereof with Landlord's acquiescence and without any distinct agreement of the parties, Tenant shall be a tenant at sufferance and there shall be no renewal of this Lease by operation of law.

         12. Any furniture or other equipment of Tenant which may be placed in or upon, but not permanently attached to the Premises by


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Tenant is to remain its property and it is to have the right to remove the same at any time prior to or upon vacating the Premises, provided that at the time of removal, Tenant is not in default under the terms of this Lease, and further provided that Tenant shall restore the condition of the Premises to as good a state and condition as on the Completion Date, subject only to the exceptions set forth in paragraph 11 hereinbefore. Notwithstanding anything to the contrary contained in this Lease, the Tenant retains all of its interest and title in and to its trade fixtures as provided at O.C.G.A. '44-7-12.

         13. Only upon first obtaining the written consent of Land-lord, which consent will not be delayed nor unreasonably withheld or conditioned, Tenant has the right to assign this Lease for any unexpired term or any interest thereunder, or to sublet the Premises or any part thereof, or to permit the use of the Premises by any party other than Tenant and this Lease shall continue in effect. Tenant shall be responsible for performance of the covenants of this Lease notwithstanding any assignment or subletting.

         14. Landlord covenants and warrants that if Tenant shall discharge the obligations herein set forth, Tenant shall have and enjoy, during the term hereof, quiet and undisturbed possession of the Premises. This Lease shall be subject and subordinate, however to any existing or any renewal, modification, consolidation, replacement and extension of any deed to secure debt now conveying title to any portion or portions of the Premises, and deed to secure debt hereafter executed that may convey all or any portion of the Premises, and any subsequent renewal, modification, consol-idation, replacement and extension of any such deed to secure debt. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, the Tenant will, nevertheless, execute and deliver such further instruments subordinating this Lease to the security title of any such security deed or security deeds as may be desired by the grantees thereof; provided however, Tenant shall not be required to sign any such agreements that alter the terms of this Lease. The Landlord shall require any Mortgagee or Grantee under a Deed to Secure Debt to execute a Non-Disturbance Agreement in favor of Tenant and in form reasonably satisfactory to Tenant. Landlord agrees that in the event of any foreclosure of the mortgage or deed to secure debt, Tenant shall have the right to withold the payment of any rentals due hereunder and to pay the same directly to the Mortgagee or Trustee in satisfaction of said indebtedness.

         15. The Tenant covenants that it will at all times during the term of this Lease (after the Completion Date) keep the Premises occupied for the purposes herein stated and the failure of the Tenant to comply with the aforesaid covenant for a period of one hundred, twenty (120) days after written notice of same shall be a default under this Lease, giving the Landlord the


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option to terminate same in accordance with the provisions hereof.

         16. If Landlord or Tenant enforces this Lease by or through an attorney at law, each agrees to reimburse the prevailing party for its reasonable actual attorney's fees, court costs and litigation expenses.

         17. INTENTIONALLY OMITTED.

         18. As a condition of this Lease and the Tenant's obligations to pay rents hereunder, by May 1, 1997, the Landlord must procure for the Tenant's benefit the right and option to terminate the following leases effective as of a date not later than thirty (30) days following the Tenant's commencement of occupancy of the Premises (other than for improvement purposes):

                  (A) Lease Agreement with Mary Fowler and Robert R. Fowler, III, as Trustee of the Hay/Peacock Trust for premises on Floyd Street per Lease Agreement dated October 27, 1994, and amended June 8, 1995.

                  (B) Lease Agreement with Mary H. Fowler and Steve W. Jordan as Trustee for Robin H. Fowler incidental to premises on Williams Street per Lease Agreement dated FEBRUARY 24, 1995 .

         19. Tenant acknowledges that the floor covering on portions of the Premises may contain asbestos. The Tenant may cover exist-ing floor covering; however, in the event the Tenant elects to remove same, same must be removed in compliance with all applicable governmental regulations concerning asbestos materials.

         20. (A) As mentioned at Section 4 of the Lease, the Tenant contemplates development of plans for the major renovation of existing improvements on the Premises. Within twelve (12) months of the date of this Lease, the Tenant shall make improvements to the Premises as specified on Exhibit "C" attached hereto and made a part hereof by reference or such other improvements shown on the plans and specifications submitted by the Tenant to the Landlord for approval. The Landlord shall not unreasonably withhold his approval of the Tenant's plans for the improvements.

             (B) The Tenant shall proceed in due course to make the required and/or Landlord approved improvements at Tenant's expense, all of which shall be conducted in a good and workmanshiplike manner and otherwise in accordance with the terms and conditions of this Lease as to lien rights. Tenant agrees to complete the improvements within twelve (12) months from the date of this Lease. The completion of the improvements shall be evidenced by a certificate of occupancy issued by the appropriate governmental agency, which date of issuance of the certificate of occupancy shall be hereinafter called the "Completion Date". The 12-month period to complete the improvements shall be extended on a day-for-day basis for any delays which are not the fault or cause of the Tenant including, but not limited to weather delays,


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permitting delays, the unavailability of materials or trained tradespeople, delays in acquiring permits and inspections not the fault of the Tenant, delays caused by any governmental or quasi-governmental entity. After accounting for delay days, if the improvements are not substantially complete within 12 months from the date of this Lease, then the Landlord shall be entitled to collect from Tenant liquidated damages in the amount of $20.00 for every day that the improvements remain incomplete. The Landlord shall not recover liquidated damages for delay days.

         21. CONTINGENCIES AND CONDITIONS OF TENANT'S OBLIGATIONS:
         Landlord acknowledges that this Lease is contingent upon Tenant's obtaining all regulatory approval that may be needed to enter into this Lease and operate the business of the Tenant at the Premises, all necessary permits, licenses, variances and approvals pertaining to the building, occupancy, signs, curb cuts, driveways (including ingress and egress to public thoroughfares), zoning, environmental controls, and any other governmental permits (collectively the "Permits") which, in the sole judgment of the Tenant, are necessary to permit it to make the contemplated improvements and operate its intended business at the Premises. The obligations of Tenant hereunder shall be conditioned upon all said Permits being validly and irrevocably granted on terms and conditions and at a cost satisfactory to Tenant without qualification, except such qualification as shall be acceptable to Tenant, and no longer subject to appeal. Tenant agrees to promptly apply for and pursue the securing of the requisite Permits. Landlord agrees to execute any applications or other documents requested by Tenant in order to obtain any Permits. In the event any of the aforesaid Permits have not been obtained within 45 days following the date of this Lease or May 15, 1997, whichever occurs sooner (said period is hereinafter referred to as the "Contingency Period), then by written notice to the Landlord given before the expiration of the Contingency Period, Tenant may terminate this Lease and both parties shall be relieved from any obligations and/or liabilities hereunder. If no notice is given, then the foregoing contingencies shall be satisfied. During the Contingency Period, the Tenant shall pay rent, ad valorem taxes and insurance, and all payments made hereunder by Tenant shall be retained by Landlord if this Lease is terminated by Tenant in accordance with this provision. Landlord further agrees and acknowledges that this Lease is contingent upon Tenant's inspection(s) of the Premises for environmental conditions and hazards including, but not limited to Hazardous Substances. If such inspection(s) indicates the existence, potential or likelihood of any environmental condition, hazard or risk not acceptable to the Tenant in the exercise of its sole and unfettered discretion, then the Tenant may terminate this Lease during Contingency Period set forth above.

         22. In the event the Commencement Date is earlier than on April 1, 1997, notwithstanding the earlier beginning date of this lease, the Tenant's obligations to pay rents, ad valorem taxes and insurance shall not commence until April 1, 1997.

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

         23. The Landlord shall have no liability or responsibility for changing or altering the Premises to bring same into compliance with the Americans with Disabilities Act and the regulations promulgated thereunder (hereinafter called the "ADA"). Tenant assumes full responsibility for making changes in the Premises to comply with ADA.

         24. As used in this Section, "Hazardous Substance" shall mean any substance that is toxic, ignitable, reactive or corrosive and is regulated by any local government, the State of Georgia, or the United States of America. "Hazardous Substance" includes any and all materials or substances that are defined as a "hazardous substance" or requires special handling or disposal pursuant to state, federal or local governmental law or regulation. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorobiphenyls ("PCB's") and petroleum products.

         Tenant covenants that during the period of its possession of the Premises, Tenant, its agents, employees, contractors and invitees shall comply with all federal, state and local Hazardous Substance laws, regulations and ordinances that are applicable to Tenant's use of the Premises. Tenant agrees to indemnify and hold Landlord harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, attorney's fees, consultant and expert fees) arising during or after the lease term and as a result of the failure or alleged failure of Tenant, its agents, employees, contractors or invitees to comply with any federal, state or local hazardous substances laws, regulations or ordinances. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the Premises or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision due to the failure or alleged failure of Tenant, its agents, employees, contractors or invitees to comply with any federal, state or local hazardous substances laws, regula-tions or ordinances. With respect to any claim for environmental remediation or liability for any environmental condition at, under, near, or about the Premises, if any person, other than Tenant, has provided services, labor or materials to the Premises or has been a tenant at the Premises or occupied the Premises with the consent of the Landlord, and such person is a potentially responsible person ("PRP"), then the Tenant's duty to indemnify the Landlord hereunder shall extend only to the environmental condition caused by the Tenant, its agents, employees, contractors or invitees. Tenant shall not indemnify Landlord for costs, expenses or losses of any kind which are subject to reimbursement from any insurance proceeds, governmental grant, or trust fund such as the Georgia Underground Storage Tank Trust Fund.

         25. Notwithstanding any other provision contained in this Lease, the following provisions shall control:

                  (A) In the event the Tenant or its successors or assigns shall become insolvent, bankruptcy or make any assignment for the benefit of its creditors or if it or its interests hereunder shall be levied upon or sold under execution or other legal process, or in the event the banking facilities to be operated on the Premises is closed or are taken over by the Georgia Commissioner of Banking & Finance or other bank supervisory authority, the Landlord may terminate this Lease, only with the concurrence of said state authority or other supervisory authority and any such authority shall, in any event, have the election to either continue or terminate this Lease, provided that in the event this Lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired Lease shall in no event be an amount exceeding the rent reserved by the Lease without acceleration for the year next succeeding the date of surrender of the Premises to the Landlord or the date of re-entry by the Landlord, whichever first occurs, whether before or after the closing of the banking facilities plus an amount equal to unpaid rent accrued without acceleration up to such date.

                  (B) Upon the Tenant's failure to pay an installment of rent when due or if the Tenant shall fail to observe and perform any of the other conditions, agreements or provisions of this Lease, it shall be lawful thereupon, after Landlord shall have notified the Tenant, the Georgia Commissioner of Banking and Finance, the Director of FDIC Division of Bank Supervision, or the respective successor of either, and no one shall have rectified such failure within one hundred twenty (120) days after giving of such notice to it, for Landlord to re-enter and repossess the Premises, remove all persons therefrom, and to take exclusive possession and remove all property therefrom, and all rights of Tenant as a tenant shall immediately cease and terminate. The failure on the part of the Landlord to re-enter or repossess the Premises or to exercise any of its rights hereunder upon such default shall not be deemed a waiver of any of the terms and conditions of this Lease and shall not preclude the Landlord from the exercise of any other rights upon any subsequent occurring default or defaults.

         26. Whenever in this Lease it shall be required or permitted that notice be given by either party to this Lease to the other, such notices shall be given in writing in person or by United States certified mail, return receipt requested, addressed to the addresses of the Landlord and Tenant, respectively, as given in the preamble hereof. Addresses for notices may be changed from time to time by either party by giving notice as above provided. Notices given personally shall be effective upon delivery and notices given by mail in accordance with the foregoing shall be effective as of the date of receipt by the addressee as shown on the official postal receipt.

         27. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force of effect. Time is of the essence of this Agreement. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant with Tenant's obligations hereunder, and no custom or practice of the parties at variance with the terms thereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. The provisions of this Lease shall be construed in accordance with the laws of the State of Georgia.

                       END OF PAGE-CONTINUED ON NEXT PAGE

         IN WITNESS WHEREOF, the parties hereto have hereunto duly executed this Lease in duplicate, as of the day and year first above written.

TENANT:                              LANDLORD:

MAIN STREET BANK


By  /S/ HAL W. DALLY                             /S/ ROBERT R. FOWLER III (SEAL)
   ----------------------                        ------------------------------
   Title: Exec.Vice Pres.                          ROBERT   R. FOWLER, III

Attest: /S/ JOYCE H. MCCLURE
        --------------------
    Title:  Assist. Vice Pres.

        (Bank Seal)

                                   EXHIBIT "A"

                  ATTACHMENT TO LEASE AGREEMENT BY AND BETWEEN
       ROBERT R. FOWLER, III ("LANDLORD") AND MAIN STREET BANK ("TENANT")

--------------------------------------------------------------------------------

         Anything contained in the Lease Agreement between Landlord and Tenant to which this Exhibit is attached to the contrary notwith-standing, the Landlord does hereby reserve the right (but shall not be obligated) to develop a portion of the parking lot that is a portion of the Premises that will have an area that is 50 feet wide East to West and 100 feet wide North to South along the easternmost boundary of the Premises (with the eastern boundary of the reserved area being the eastern boundary of the Premises) at a location (northern and southern boundaries) that is mutually agreeable to the Landlord and Tenant so as not to unduly obstruct access to the Premises or block the view of the building on the Premises from Usher Street. The reserved area for the Landlord is hereinafter called the "Landlord's Reserved Area". The Landlord shall have the right to build a building on the Landlord's Reserved Area not to exceed 5,000 square feet of gross building area for uses compatible with the Tenant's occupancy of the building on the Premises and the right for the employees and invitees of the occupants of any building constructed on the Landlord's Reserved Area to use the parking lot on the Premises in common with the Tenant. The Landlord shall not be entitled to build any improvements on the Landlord's Reserved Area unless such improvements meet all building and code regulations including compliance with parking ratios. The Tenant shall be assigned so many of the existing parking spaces on the Premises as are required to meet the minimum parking ratios for the Tenant's use of the building on the Premises at the time Landlord begins construction of a building on the Landlord's Reserved Area. The Tenant may use Landlord's Reserved Area for parking until Landlord elects to improve same.

                                   EXHIBIT "B"

                  ATTACHMENT TO LEASE AGREEMENT BY AND BETWEEN
       ROBERT R. FOWLER, III ("LANDLORD") AND MAIN STREET BANK ("TENANT")
--------------------------------------------------------------------------------


         The rental rates applicable under the Lease to which this Exhibit is attached are as follow:

                                              Approximate Rental
                                                per Square Foot
     Year           Total Rent Per Year        (based on 22,300 sq.ft.)
     ----           -------------------        ------------------------

      1                 $39,800.00                    $1.78

      2                 $52,629.50                    $2.36

      3                 $65,525.62                    $2.9384

      4                 $77,445.11                    $3.47

      5                 $81,317.37                    $3.6465

      6                 $85,383.24                    $3.8288

      7                 $89,652.40                    $4.0203

      8                 $94,135.02                    $4.2213

      9                 $98,841.77                    $4.4324

      10                $103,783.86                   $4.6540


         In the event options are exercised, the rental rate for the eleventh
(11th) through the fifteenth (15th) years and sixteenth (16th) through the twentieth (20th) years will begin at the rate hereinafter specified and thereafter escalate at the rate of 8.5% per year over the previous year. This will result in rental rates for respective years indicated as hereinafter provided with the interim unstated years being calculated by applying an 8.5% increase to the previous year's rent:

      11                 $112,604.16                  $5.0495

      15                 $156,044.25                  $6.9975

      20                 $234,618.30                  $10.5210


                                   EXHIBIT "C"

                  ATTACHMENT TO LEASE AGREEMENT BY AND BETWEEN
       ROBERT R. FOWLER, III ("LANDLORD") AND MAIN STREET BANK ("TENANT")
-------------------------------------------------------------------------------

         While the Tenant may make any improvements, repairs or alterations to the building on the Premises that the Tenant may desire with the prior approval of the Landlord, the Tenant shall be required to make, within twelve (12) months of the commencement date of the Lease, the following repairs or improvements to the building and Premises:

         1. Extend the existing loading dock to the northern end (rear) of the building to a maximum width of 24 feet and install a chain-link fence along the rear property line (with a miter out at the northeastern corner of the property) to the point that is just beyond the existing western side of the loading dock, generally as outlined in the September 10, 1996, letter from Bouchillon & Allgood, attorneys, to Ray Geiger of the City of Covington, copy of which is attached hereto as Exhibit "C-1" attached hereto and made a part hereof by reference.

         2. Make the repairs, improvements and renovations to the building as outlined in Jim Mauldin's 11/21/96 memo to Landlord, copy of which is attached hereto as Exhibit "C-2" and made a part hereof by reference. Tenant may change the actual area improved as outlined in the foregoing memorandum as along as the extent of the improvements made and the total area improved by the Tenant in the first twelve (12) months is as extensive as outlined on Exhibit "C-2".